                                                                    EXHIBIT 3.24
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         TEMIC Bayern-Chemie of N.A., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
does hereby certify:

FIRST:

         That by unanimous written consent of the Board of Directors of TEMIC
Bayern-Chemie of N.A., Inc. dated February 27, 1997, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and recommending adoption of the same by the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED that the Directors of the Corporation declare to be advisable and recommend to the stockholders of the Corporation that Article First of the Corporation's Certificate of Incorporation be amended to read as follows:

                  "FIRST: The name of the corporation is TRW Automotive Safety
         Systems Arkansas Inc."

SECOND:

         That thereafter, pursuant to Section 228(a), the sole stockholder of said corporation, by written consent dated February 28, 1997, approved the amendment.

THIRD:

         That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TEMIC Bayern-Chemie of N.A., Inc. has caused this certificate to be signed by James M. Roosevelt, its Vice President, this 28th day of February, 1997.

                                       By:    /s/ James M. Roosevelt
                                            ----------------------------
                                                  James M. Roosevelt
                                                    Vice President

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

         TEMIC Bayern-Chemie of N.A., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

         The present registered agent of the corporation is Corporation Service
Company and the present registered office of the corporation is in the county of
New Castle.

         The Board of Directors of TEMIC Bayern-Chemie of N.A., Inc. adopted the following resolution on the 27th day of February, 1997.

         Resolved, that the registered office of the Corporation in the state of
         Delaware be and it hereby is changed to Corporation Trust Center, 1209
         Orange Street, in the City of Wilmington, County of New Castle, and the
         authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, TEMIC Bayern-Chemie of N.A., Inc. has caused this statement to be signed by James M. Roosevelt, its Vice President*, this 28th day of February, 1997.

                                      /s/ James M. Roosevelt
                                      --------------------------------
                                      James M. Roosevelt
                                      Vice President
                                      --------------------------------
                                                    (Title)

--------

*        Any authorized officer or the chairman or Vice-Chairman of the Board of
         Directors may execute this certificate.

                          CERTIFICATE OF INCORPORATION

                                       OF

                        TEMIC BAYERN-CHEMIE OF N.A., INC.

         The undersigned, acting as incorporator of a corporation under the
General Corporation Law of Delaware, hereby adopts the following Certificate of
Incorporation for such corporation (the "Corporation"):

         FIRST: The name of the Corporation is:

                  TEMIC BAYERN-CHEMIE OF N.A., INC.

         SECOND: The registered office of the Corporation in the State of
Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and
the name of the Registered Agent at such address is Corporation Service Company.

         THIRD: The nature of the business of the Corporation and the objects and purposes proposed to be conducted or promoted are as follows:

         (a)      to engage in the development, manufacture, production,
                  assembly, distribution and sale of products, equipment,
                  related accessories and personal property of any and all kinds and located within or without the State of Delaware or the
                  United States.

         (b)      to do each and every thing necessary, suitable or proper for the accomplishment of any purpose or for the attainment of any one or more objects which shall at any time appear conclusive to or expedient for the protection or benefit of the
                  Corporation.

         (c)      to engage in any lawful act or activity as permitted under the laws of the State of Delaware

         FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock, without par value. all such shares shall be designated common stock and shall be of one and the same class and shall have full voting powers and equal rights of participation in dividends and assets of the Corporation. no holder of any class of stock of the
Corporation shall have any preemptive right to subscribe for any additional issues of stock of the Corporation convertible into or exchangeable for or carrying options or warrants to purchase stock of any class of the Corporation.

         FIFTH: The name and mailing address of the Incorporator of the
Corporation is:

                  FRANK N. FLESICHER          One Tampa City Center, Suite 2700
                                              201 N. Franklin Street
                                              Tampa, Florida  33602

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         EIGHTH: The number of Directors of the Corporation shall be fixed form time to time by the Bylaws and the number may be increased or decreased as therein provided but in no case shall the number be more than nine (9). In case of any increase in the number of Directors, the additional Directors shall be elected as provided by the Bylaws by the stockholders at an annual or special meeting. In case of any vacancy, however created, on the Board of Directors, the remaining Directors by affirmative vote of a majority thereof may elect a successor to serve the unexpired portion of the term so vacated and until a successor shall be elected and qualified. The election of Directors of the
Corporation need not be by ballot unless the Bylaws so require.

         The powers of the Incorporator shall terminate upon the filing of this
Certificate of Incorporation with the Secretary of State of the State of
Delaware. The name and mailing address of the person who is to serve as a director until the first annual meeting of stockholders or until his successors are elected and qualify are:

                  FRANK N. FLESICHER          One Tampa City Center, Suite 2700
                                              201 N. Franklin Street
                                              Tampa, Florida  33602

         NINTH: No contract or other transaction between the Corporation and any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the Directors of the
Corporation is pecuniarily or otherwise interested in, or is director or officer of, such other corporation. Any Director of the Corporation individually, or any firm or association of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been made known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at

                                      -2-

which action upon any such contract or transaction shall be taken; and any
Director of the Corporation who is also a Director or officers of such other
Corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote there at to authorize any such contract or transaction, with like force and effect as if he were not interested. Any Director of the Corporation may be a Director of any
subsidiary or affiliated Corporation without regard to the fact that he is also a Director of the Corporation.

         Any contract, transaction or act of the Corporation or of the Board of
Directors, which shall be ratified at any Annual Meeting of the Stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation of the
Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transact or act.

         TENTH: Each officer, director, or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of, or reports made to, the Corporation by any of its officials or by an Independent Public
Accountant or be an appraiser selected with reasonable care by the Board of
Directors or by any such officer or committee or in relying in good faith upon other records of the Corporation.

         ELEVENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to or covered by said section.

         TWELFTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director's

                                      -3-

duty of loyalty to the Corporation or its stockholders, (ii) for acts of omission not in good faith or which involve intention misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the
State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.

         THIRTEENTH: Both the stockholders and the Directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such places outside the State of Delaware as the By-laws may provide, and the
Corporation may keep its books outside the State of Delaware except as otherwise provided by law.

         FOURTEENTH: The approval of not less than two-thirds (2/3) of the outstanding shares of Capital Stock of the Corporation entitled to vote on such matters shall be acquired in connection with any merger or consolidation of the
Corporation with or into any other corporation or other entity, and in connection with any sale or lease of all or substantially all of the assets of the Corporation to any other corporation or any other entity.

         FIFTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the
application of Trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the
Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class

                                      -4-

of creditors, and/.or all the stockholders or class of stockholders, of this
Corporation, as the case may be, and also on this Corporation.

         SIXTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         The undersigned, being the Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the
State of Delaware, makes this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of October 1995.

                                      /s/ Frank N. Fleischer
                                      --------------------------------
                                      Frank N. Fleischer
                                      Incorporator